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HMI INDUSTRIES INC.
EXHIBIT 10.02
MATERIAL CONTRACTS - RESTRICTED STOCK AGREEMENT

                      Effective  Date of      Value of
 Participant           Date       Bonus        Bonus

James R. Malone        7/2/97     4/1/98      12,500
                                  7/1/98      12,500
                                 10/1198      12,500
                                  4/1/98      12,500
                                  1/2/99      12,500
                                  7/1/99      12,500
                                 10/1/98      10,200

Carl H. Young III      7/2/97     4/1/98      12,500
                                  7/1/98      12,500
                                 10/1/98      12,500
                                  4/1/98      12,500
                                  1/2/99      12,500
                                  7/1/99      12,500
                                 10/1/98      10,200

Mark A. Kirk           7/2/97     4/1/98      12,500
                                  7/1/98      12,500
                                 10/1/98      12,500
                                  4/1/98      12,500
                                  1/2/99      12,500
                                  7/1/99      12,500
                                 10/1/98      10,200


see filed exhibit for Mark A. Kirk




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                           RESTRICTED STOCK AGREEMENT



        THIS RESTRICTED STOCK AGREEMENT is entered into as of this 25th day of March, 1998, by and between HMI Industries Inc., a Delaware corporation with its principal place of business at 3631 Perkins Avenue, Cleveland, Ohio (the "Company") and MARK A. KIRK (the "Employee").

        WHEREAS, the Employee is employed as a senior executive of the Company; and,

        WHEREAS, pursuant to the Company's 1992 Omnibus Long-Term Compensation Plan (the "Plan") the Board of Directors of the Company has approved a grant to the Employee of 85,200 shares of Common Stock of the Company, par value $1.00 per share, subject to certain restrictions; and,

        WHEREAS, the Employee has agreed to accept the shares subject to the restrictions placed on his ownership of the shares.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Employee agree as follows:

1. GRANT OF SHARES. The Company grants to the Employee 85,200 shares of Common Stock of the Company subject to the restrictions in section 2 (the "Shares"), and the Employee accepts the Shares subject to the restrictions.

2. VESTING. The Shares shall vest on the following dates in the amount indicated:

        April 1, 1998                12,500 shares
        July 1, 1998                 12,500 shares
        October 1, 1998              12,500 shares
        January 2, 1999              12,500 shares
        April 1, 1999                12,500 shares
        July 1, 1999                 12,500 shares
        October 1, 1999              10,200 shares

Prior to the vesting of the Shares, if the Employee terminates his employment with the Company or if the Company shall terminate his employment with Cause (as defined below), the Shares shall be forfeited as provided in Section 4. In the event of the following occurrences, all unvested Shares shall vest immediately and shall not be subject to forfeiture: (a) Termination of the Employee's employment without cause; (b) Death of the Employee; (c) Change in Control of the Company as defined in the Plan; (d) Termination of the Company's Common Stock from trading on a national securities exchange.



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3 DEFINITION OF CAUSE. Termination of Employee's employment for any of the following reasons will constitute cause: (a) conviction of a felony or a crime involving dishonesty or moral turpitude; (b) material breach of; or neglect of the Employee's duties and responsibilities that is willful and deliberate and that is likely to result in material economic injury to the Company.

4. FORFEITURE. In the event that the Shares do not vest, the Shares shall be surrendered and canceled and returned to the Company's treasury, and the Employee shall receive no payment in consideration of such forfeited Shares.

5. COMPLIANCE WITH SECURITIES LAWS. No Shares will be issued in the absence of an effective registration statement under the Securities Act of 1933, unless the Company has received evidence of exemption therefrom which is satisfactory to counsel for the Company. Employee agrees to be bound by such provisions as the Company may require to insure that the issuance by the Company or the sale by the Employee of any of the Shares shall be in compliance with applicable securities laws. These restrictions may include but shall not be not limited to
a) placing a restricted legend on the certificates evidencing the shares; b) issuance of a stop transfer order by the transfer agent; and c) providing to the Company an investment intent letter in which the Employee agrees that the shares are being held for investment only and not for resale or distribution.

6. SAFEGUARDING OF SHARES. Employee agrees that the Company will retain the Shares until they vest or are forfeited. Employee further agrees to execute an assignment separate from certificate with a medallion signature guarantee transferring the Shares to the Company in the event of forfeiture.

7. RECEIPT OF PLAN. Employee acknowledges receipt of a copy of the Plan, and agrees that this grant of Shares shall be subject to all the terms and provisions of the Plan, including any future amendments.

8. TAXES. Employee acknowledges that any federal, state or local income taxes that may be due as a result of this grant are solely the responsibility of the Employee, and agrees to pay any such taxes when due. If, as a result of this grant, the Company is required to withhold any amount from the Employee for federal, state or city income tax, FICA or Medicare tax or other similar taxes or fees for which withholding is required by an employer for compensation paid to an employee, the Employee authorizes the Company to withhold from other cash sources due to the Employee from the Company, sufficient amounts to pay any withholding which may be required as a result of the grant of Shares.

9. TERMINATION OF DEFERRED BONUS AGREEMENT. Employee acknowledges that the Deferred Bonus Agreement entered into with the Company as of July 2, 1997 is terminated as a result of this grant of restricted stock, and the Employee is not entitled to any benefits provided for in that Deferred Bonus Agreement after the date of this Restricted Stock Agreement.




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10. NO CONTRACT OF EMPLOYMENT. This agreement does not constitute a contract of employment, and nothing herein shall be construed as creating a contract of employment between Employee and the Company.


11. CONSIDERATION. It is understood that the consideration for the Shares shall be past services through the date of issuance having a value not less than the par value of the shares.

12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

        IN WITNESS WHEREOF, the Company and the Employee have executed this Restricted Stock Agreement as of the date indicated above.

                                           HMI INDUSTRIES INC.



                                           By /s/ J. Moffat Dunlap
                                             ----------------------------------
                                             Moffat Dunlap, Chairman
                                             Compensation Committee


                                           /s/ Mark A. Kirk
                                          -------------------------------------
                                          Mark A. Kirk






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